Exhibit 8.2

McGladrey LLP 20 N. Martingale Rd., Suite 500 Schaumburg, IL 60173 0 847.413.6294 F 847.517.7067 www.mcgladrey.com

January 24, 2013

Board of Directors

Westbury Bancorp, Inc.

Westbury Bank

201 West Fifth Avenue

West Bend, Wisconsin

Re: Wisconsin Tax Consequences Relating to Plan of Conversion and Reorganization

Board of Directors:

You have requested our advice concerning certain Wisconsin income and franchise tax issues relating to Plan of Conversion and Reorganization (the “Plan”) of WSBS Bancorp, a federal mutual holding company, into the capital stock form of organization. This letter sets forth our understanding of the relevant facts and certain assumptions relating to the transaction, our analysis of the application of these facts to relevant provisions of Wisconsin income tax law and our conclusions regarding the enumerated Wisconsin income and franchise tax issues. This letter is subject to the general conditions set forth below.

The opinions contained in this letter are based on facts, assumptions, and representations issued by Westbury Bancorp, Inc. in their letter to Luse Gorman Pomerenk & Schick, P.C. and Federal Opinion issued by Luse Gorman Pomerenk & Schick, P.C. on the federal income tax consequences of the Plan (the “Federal Opinion”). Copies attached.

Please review this letter and contact us if you have any questions.

Facts and Assumptions

We have relied on the following from the attached Federal Opinion on the Plan:

Plan of Conversion and Reorganization

Westbury Bank is a federally-chartered savings bank headquartered in West Bend, Wisconsin. Westbury Bank was organized as a state-chartered mutual savings and loan association in 1926 under the name West Bend Savings and Loan Association. In 1993, West Bend Savings and Loan Association converted to a state-chartered savings bank and changed its name to West Bend Savings Bank. The company was further reorganized into the mutual holding company structure in 2001 by forming WBSB Bancorp, MHC, federally chartered mutual holding company, and converted West Bend Savings Bank to a federally-chartered savings bank. WBSB Bancorp, MHC owns 100% of the outstanding shares of common stock of WBSB Bancorp, Inc., a federal corporation, which in turn owns 100% of the outstanding shares of common stock of Westbury Bank.

Member of the RSM International network of independent accounting, tax and consulting firms.

The Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company, and the Bank adopted the Plan providing for the Conversion of the Mutual Holding Company from a federally chartered mutual holding company to the capital stock form of organization. As part of the Conversion, the Holding Company will succeed to all the rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company and will offer shares of Holding Company Common Stock to depositors and members of the general public in the Offering.

Pursuant to the Plan, the Conversion will be effected as follows and in such order as is necessary to consummate the Conversion:

1.              The Mid-Tier Holding Company will organize the Holding Company as a Maryland-chartered stock holding company subsidiary.

2.              The Mutual Holding Company will merge with and into the Mid-Tier Holding Company with the Mid-Tier Holding Company as the resulting entity (the “MHC Merger”) whereby the shares of Mid-Tier Holding Company held by the Mutual Holding Company will be cancelled and the members of the Mutual Holding Company will constructively receive liquidation interests in the Mid-Tier Holding Company in exchange for their ownership interests in the Mutual Holding Company.

3.              Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with the Holding Company (the “Mid-Tier Merger”), with the Holding Company as the resulting entity and the Bank becoming the wholly-owned subsidiary of the Holding Company. As part of the Mid-Tier Merger, the liquidation interests in Mid-Tier Holding Company constructively received by the members of Mutual Holding Company will automatically, without further action on the part of the holders thereof, be exchanged for an interest in the Liquidation Account.

4.              Immediately after the Mid-Tier Merger, the Holding Company will offer for sale Holding Company Common Stock in the Offering.

5.              The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in constructive exchange for additional shares of common stock of the Bank and the Bank Liquidation Account.

Following the Conversion, a Liquidation Account will be maintained by the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank. Pursuant to Section 19 of the Plan, the Liquidation Account will be equal to the Mutual Holding Company’s total equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the offering. In turn, the Holding Company will hold the Bank Liquidation Account. The terms of the Liquidation Account and Bank Liquidation Account, which supports the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets, are described in Section 19 of the Plan.

As a result of the Conversion and Offering, the Holding Company will be a publicly held corporation, will have registered the Holding Company Common Stock under Section 12(b) of the

Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

The stockholders of the Holding Company will be those persons who purchase shares of Holding Company Common Stock in the Offering. Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to Eligible Account Holders, the Bank’s tax-qualified employee plans (“Employee Plans”), Supplemental Eligible Account Holders, and depositors of the Bank as of the Voting Record Date (“Other Members”). Subscription rights are nontransferable. The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the Subscription Offering, if any, for sale in a Community Offering or Syndicated Community Offering to certain members of the general public.

Except as expressly described above, we have not undertaken any investigation to confirm or verify any of the facts or representations described in this letter, and we have relied on the assumptions described in this letter. Any change or addition to these facts, representations and assumptions could materially and adversely affect our analysis and conclusions, so you should contact us immediately if you believe that any of these facts, representations or assumptions are inaccurate. If there is any change in the underlying facts, representations or assumptions, or you become aware of any additional facts prior to the implementation of the transaction described above, you should contact us prior to implementation to discuss the impact on our analysis and conclusions.

Issues

What are the Wisconsin income tax consequences as they relate to the Plan of Conversion?

We have relied on the following from the attached Federal Opinion on the Plan:

Plan of Conversion and Reorganization

1.        The MHC Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code (the “Code”). (Section 368(a)(1)(A) of the Code.)

2.        The constructive exchange of the Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations. (cf. Rev. Rul 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54.)

3.        No gain or loss will be recognized by the Mutual Holding Company on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to members of the Mutual Holding Company. (Section 361(a), 361(c) and 357(a) of the Code.)

4.        No gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Mid-Tier Holding Company to the members of the Mutual Holding Company. (Section 1032(a) of the Code.)

5.        Persons who have liquidation interests in the Mutual Holding Company will recognize no gain or loss upon the constructive receipt of liquidation interests in the Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company. (Section 354(a) of the Code.)

6.        The basis of the assets of Mutual Holding Company (other than stock in the Mid-Tier Holding Company) to be received by the Mid-Tier Holding Company will be the same as the basis of such assets in the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

7.        The holding period of the assets of the Mutual Holding Company transferred to the Mid-Tier Holding Company will include the holding period of those assets of the Mutual Holding Company. (Section 1223(2) of the Code.)

8.        The Mid-Tier Merger will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. (Section 368(a)(1)(F) of the Code.)

9.        The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities in exchange for interests in the Liquidation Accounts for the Eligible Account Holders and Supplemental Eligible Account Holders. (Sections 361(a), 361(c) and 357(a) of the Code.)

10.     No gain or loss will be recognized by the Holding Company upon the receipt of the assets of the Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code.)

11.     The basis of the assets of the Mid-Tier Holding Company to be received by the Holding Company will be the same as the basis of such assets in the Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

12.     Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in the Mid-Tier Holding Company for the Liquidation Accounts in the Holding Company. (Section 354 of the Code.)

13.     The constructive exchange of the Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in the Mid-Tier Holding Company for interests in a Liquidation Account established in the Holding Company will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

14.     It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (Section 356(a) of the Code.) Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

15.     It is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Bank Liquidation Account as of the effective date of the Mid-Tier Merger. (Section 356(a) of the Code.)

16.     It is more likely than not that the basis of the Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code.)

17.     The holding period of the Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights shall commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code.)

18.     No gain or loss will be recognized by Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code.)

Additionally, the Federal Opinion noted the following:

Our opinions under paragraphs 12 and 14 are based on the position that the subscription rights to purchase shares of Holding Company Common Stock received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members have a fair market value of zero. We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company Common Stock at the same price to be paid by members of the general public in any Community Offering. We also note that the IRS has not in the past concluded that subscription rights have value. In addition, we are relying on a letter from RP Financial, LC. to you stating its belief that subscription rights do not have any economic value at the time of distribution or at the time the rights are exercised in the subscription offering. Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Holding Company Common Stock have no value.

If the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be taxable on the distribution of the subscription rights.

Our opinion under paragraph 15 above is based on the position that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets has a fair market value of zero. We understand that: (i) there is no history of any holder of a liquidation account receiving any payment attributable to a liquidation account; (ii) the interests in the Liquidation Account and Bank Liquidation Account are not transferable; (iii) the amounts due under the Liquidation Account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in the Bank are reduced as described in the Plan; and (iv) the Bank Liquidation Account payment obligation arises only if the Holding Company lacks sufficient net assets to fund the Liquidation Account. We also note that the U.S. Supreme Court in Paulsen v. Commissioner, 469 U.S. 131 (1985) stated the following:

The right to participate in the net proceeds of a solvent liquidation is also not a significant part of the value of the shares. Referring to the possibility of a solvent liquidation of a mutual savings association, this Court observed: “It stretches the imagination very far to attribute any real value to such a remote contingency, and when coupled with the fact that it represents nothing which the depositor can readily transfer, any theoretical value reduces almost to the vanishing point.” Society for the Savings v. Bowers, 349 U.S. 143, 150 (1955).

In addition, we are relying on a letter from RP Financial, LC.,dated April 30, 2012, stating its belief that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets does not have any economic value at the time of the Conversion. Based on the foregoing, we believe it is more likely than not that such rights in the Bank Liquidation Account have no value.

If such rights in the Bank Liquidation Account are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder and Supplemental Eligible Account Holder in the amount of the fair market value of their interest in the Bank Liquidation Account as of the effective date of the Conversion.

Conclusions

Based upon the facts, assumptions, and conclusions above and our analysis below, but subject to the general conditions below, it is our opinion that Wisconsin substantially conforms to Code sections dealing with corporate reorganizations. Additionally, the Wisconsin starting point for calculating Wisconsin taxable income is federal taxable income with certain modifications. Wisconsin income tax treatment of the Plan will conform to the federal income tax treatment as provided in the Federal Opinion.

Our conclusions are based on our good faith belief that they should stand a seventy percent or greater likelihood of success if litigated on the merits.

Analysis

For income and franchise tax purposes, Wisconsin taxes banks and financial institutions organized as corporations like other corporations. [Wisconsin Statute Section 71.22(1k)] Therefore, both the Wisconsin corporation income tax and the corporation franchise tax are imposed on the Wisconsin net incomes of taxable corporations. [Wisconsin Statute Section 71.27]

Wisconsin Statute Section 71.26(2)(a) provides that the “net income” of a corporation means the gross income as computed under the Internal Revenue Code as modified under Wisconsin Statute Section 71.26(2)(a) and 71.26(3). Further, Wisconsin Statute Section 71.26(2)(a) and 71.26(3) relating to modifications does not provide for any adjustments related to charitable contributions. Additionally, instructions to the 2011 Wisconsin Corporation Franchise or Income Tax Return (Form 4) provide that the starting point for calculating the Wisconsin taxable income is federal taxable income before the net operating loss deduction (line 28 of federal Form 1120). Therefore, in practice, the Wisconsin computational starting point is based on the premise that federal taxable income is the net result of the Wisconsin statutory definition of “net income” as federal gross income minus all deductions computed under the Code.

For taxable years that begin after December 31, 2010, Wisconsin’s conformity with the Internal Revenue Code definition of federal taxable income, means the federal Internal Revenue Code as amended to December 31, 2010. [Wisconsin Statute Section 71.22(4)(un)]

Wisconsin substantially conforms to Internal Revenue Code Sections 351, 354—358, 361, 362, 367, 368, 381, and 382 dealing with corporate reorganizations, with some state-specific modifications as provided in Wisconsin Statute Section 71.26(2)(a) and 71.26(3). The Code sections listed above are not modified in Wisconsin Statute Section 71.26(2)(a) and 71.26(3.)

Plan of Conversion and Reorganization

1.                   Federal Opinion provided that, the MHC Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 368(a)(1)(A) of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax treatment of the transaction.

2.                   Federal Opinion provided that, the constructive exchange of the Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations.

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 368 of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax treatment of the transaction.

3.                   Federal Opinion provided that, no gain or loss will be recognized by the Mutual Holding Company on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to members of the Mutual Holding Company. (Section 361(a), 361(c) and 357(a) of the Code.)

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 361(a)(1), 361(c) and 357(a) of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax treatment of the transaction.

4.                   Federal Opinion provided that, no gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer of liquidation interests in the Mid- Tier Holding Company to the members of the Mutual Holding Company. (Section 1032(a) of the Code.)

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 1032(a) of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax treatment of the transaction.

5.                   Federal Opinion provided that, persons who have liquidation interests in the Mutual Holding Company will recognize no gain or loss upon the constructive receipt of liquidation interests in the Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company. (Section 354(a) of the Code.)

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 1032(a) of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax treatment of the transaction.

6.                   Federal Opinion provided that, the basis of the assets of Mutual Holding Company (other than stock in the Mid-Tier Holding Company) to be received by the Mid-Tier Holding Company will be the same as the basis of such assets in the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 362(b) of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax consequences of the transaction. Note that pursuant to Wisconsin Statute Section 71.26(2)(6), Wisconsin basis in any asset sold, exchanged, abandoned, or otherwise disposed in a taxable transaction during the taxable year can be different than the federal basis resulting in an addition or subtraction to federal taxable income. However, if the basis of the assets received by Mid-Tier Holding Company is the same as the basis of such assets in the hands of Mutual Holding Company immediately prior to the transaction described above under IRC Section 362(b) for federal income tax purposes, IRC Section 362(b) will also apply to their Wisconsin tax bases.

7.                   Federal Opinion provided that, the holding period of the assets of the Mutual Holding Company transferred to the Mid-Tier Holding Company will include the holding period of those assets of the Mutual Holding Company. (Section 1223(2) of the Code.)

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 1223(2) of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax treatment of the transaction.

8.                   Federal Opinion provided that, the Mid-Tier Merger will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. (Section 368(a)(1)(F) of the Code.)

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 368(a)(1)(F) of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax treatment of the transaction.

9.                   Federal Opinion provided that, the Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities in exchange for interests in the Liquidation Accounts for the Eligible Account Holders and Supplemental Eligible Account Holders. (Sections 361(a), 361(c) and 357(a) of the Code.)

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 361(a)(1), 361(c) and 357(a) of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax treatment of the transaction.

10.            Federal Opinion provided that, no gain or loss will be recognized by the Holding Company upon the receipt of the assets of the Mid-Tier Holding Company in the Mid-Tier Merger. (Section 1032(a) of the Code.)

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 1032(a) of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax treatment of the transaction.

11.            Federal Opinion provided that, the basis of the assets of the Mid-Tier Holding Company to be received by the Holding Company will be the same as the basis of such assets in the Mid-Tier Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 362(b) of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax treatment of the transaction.

12.            Federal Opinion provided that, eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in the Mid-Tier Holding Company for the Liquidation Accounts in the Holding Company. (Section 354 of the Code.)

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 354 of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax treatment of the transaction.

13.            Federal Opinion provided that, the constructive exchange of the Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in the Mid-Tier Holding Company for interests in a Liquidation Account established in the Holding Company will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations (cf. Rev. RuL 69-3, 1969-1 C.B. 103, and Rev. RuL 69-646, 1969-2 C.B. 54).

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 368 of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax treatment of the transaction.

14.            Federal Opinion provided that, it is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by

Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock. (Section 356(a) of the Code.) Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 356 of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax treatment of the transaction.

15.            Federal Opinion provided that, it is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Bank Liquidation Account as of the effective date of the Mid-Tier Merger. (Section 356(a) of the Code.)

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 356 of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax treatment of the transaction.

16.            Federal Opinion provided that, it is more likely than not that the basis of the Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Code.)

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 1012 of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax treatment of the transaction.

17.            Federal Opinion provided that, the holding period of the Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights shall commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Code.)

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 1223(5) of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax treatment of the transaction.

18.            Federal Opinion provided that, no gain or loss will be recognized by Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering. (Section 1032 of the Code.)

Wisconsin: The Wisconsin Statute Sections 71.26(2)(a), 71.26(3), or any other sections of Wisconsin’s statutes or regulations do not provide for any modifications dealing with corporate organizations including Section 1032 of the Code. As such, Wisconsin income tax treatment will conform to the federal income tax treatment of the transaction.

General Conditions

The analysis and conclusions expressed in this letter are subject to the following general conditions:

Applicable law. Our analysis and conclusions relate solely to income tax consequences under the laws of Wisconsin, all as of the date of this letter, and we have not addressed the tax consequences to you under any other Federal, state, local or foreign tax law.

Changes in law. Subsequent changes in the Wisconsin Statute or Regulations, Code or applicable Treasury Regulations, or the issuance of new case or ruling authority, could materially and adversely affect our analysis and conclusions. Delivery of this letter is not an undertaking on our part to update this letter or advise you of any changes in law.

Issues addressed. This letter is limited to advice concerning the tax issues enumerated above and it does not consider all of the issues that may arise in connection with the transactions. Our analysis and conclusions are limited to discussing the enumerated tax consequences to the addressee(s) arising from the transaction described in this letter. It is possible that there may be alternative transactions that offer more favorable tax consequences. This letter is not an endorsement of any particular transaction nor is it a recommendation that any addressee proceed with any transaction described in this letter.

Reportable transactions. The Code requires that you disclose on your Federal tax return certain “reportable transactions” or “listed transactions.” There are significant financial penalties for failure to disclose these transactions and these penalties apply even if the transaction does not lead to an understatement of tax. Certain states require similar disclosures on your state tax returns. Except as expressly provided in this letter, we have not reviewed any transaction to determine whether it is a “reportable transaction” or a “listed transaction.”

No guarantee. Our analysis and conclusions are based upon our interpretation of the applicable law, regulations, and certain case and ruling authority as of the date of this letter. Some of these matters are not free from doubt, and our analysis and conclusions are not binding on the IRS, any state, local or foreign tax authority, or on any court. Our analysis and conclusions are based upon our professional judgment and are not a guarantee of the ultimate tax consequences described in this letter.

Possibility of litigation. If the IRS or another tax authority adopts a position contrary to the analysis and conclusions in our Tax Advice, it might be necessary to pursue administrative appeals or litigation. Decisions of whether and how to pursue administrative appeals or litigation may be based on considerations of cost, publicity and other matters unrelated to the technical merits of a tax position.

Reliance. This letter is rendered only for the benefit of the named addressee(s) and does not address the tax consequences to any other person or entity that is not an addressee. No person or entity other than the named addressee(s) may rely on this letter.

Disclaimer of legal and investment advice. This letter represents our conclusions and analysis concerning tax issues. It does not constitute legal or investment advice. We recommend that you retain competent legal counsel and investment advisers to address legal and investment issues.

Sincerely,

/s/ John Wozniczka
John Wozniczka
Partner